UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2009

Thomas & Betts Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	1-4682	22-1326940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8155 T&B Boulevard, Memphis, Tennessee		38125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	901-252-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 3, 2009, the Board of Directors of Thomas & Betts Corporation adopted amendments to the Company’s Bylaws (the" Bylaws").

The Board adopted additional advance-notice requirements for shareholder-sponsored proposals, and to expand the disclosures that shareholders must make when submitting proposals, including director nominations. Revised Article 1, Section 9 of the Bylaws governs the notice requirements for proposals at shareholder meetings. Among other things, the amendments require: additional days of advance notice; a description of the subject and reason for bringing the proposal as business at the meeting; information regarding the sponsor’s identity and shareholder status, including contingent and indirect ownership interests; and, a description of any agreement made with others acting in concert with respect to the proposal. If the shareholder proposal includes a director nomination, the shareholder must supply specific information regarding the candidate at the request of the Board, and the candidate must supply certain representations to the Company. Additional amendments and conforming changes were made that do not materially affect the substance of the Bylaws.

The Amended and Restated Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation

June 4, 2009	By:	W. David Smith, Jr.

Name: W. David Smith, Jr.
Title: Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Thomas & Betts Corporation dated June 3, 2009